                                                                      Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form 10 to be filed by Lanstar Semiconductor Inc. of the following reports which are described below:

                 Description of Report                          Date of Report
                 ---------------------                          --------------
Audit of consolidated and combined financial statements
of Lanstar Semiconductor Inc. and Subsidiaries and
Lanstar Computer Corporation and Subsidiary as of
December 31, 1997 and 1996.                                      March 26, 1998


                                        S/CHESHIER & FULLER, L.L.P.

                                        CHESHIER & FULLER, L.L.P.

Dallas, Texas
March 26, 1998



                       INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the Form 10 to be filed by Lanstar Semiconductor Inc. of the following reports which are described below:

                 Description of Report                          Date of Report
                 ---------------------                          --------------
Review of consolidated and combined financial statements          June 8, 1998
of Lanstar Semiconductor Inc. and Subsidiaries and
Lanstar Computer Corporation and Subsidiary as of
March 31, 1998 and 1997.



                                        S/CHESHIER & FULLER, L.L.P.

                                        CHESHIER & FULLER, L.L.P.




Dallas, Texas
June 8, 1998